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                                                                       Exhibit 5

       [Gordon, Thomas, Honeywell, Malanca, Peterson & Daheim Letterhead]



                               September 12, 1997



Heritage Financial Corporation
201 5th Avenue S.W.
Olympia, WA 98501

     Re:  Legality of Securities to be Issued

Dear Ladies and Gentlemen:

     We have acted as your counsel in connection with the registration by Heritage Financial Corporation (the "Company") under the Securities Act of 1933 as amended (the "Act") of up to 7,013,835 shares of the Company's common stock, no par value, (the "Shares") to be issued and sold by the Company, as Conversion Stock or Exchange Shares, in the manner set forth in the Registration Statement on Form S-1 ("Registration Statement") that is being filed under the Act with respect to the offering of the Shares.

     In connection with the offering of the Shares, we have examined (1) the Company's Articles of Incorporation, (2) the Registration Statement, and (3) such other documents as we have deemed necessary to form the opinion expressed below. As to various questions of fact independently established, we have relied upon statements of officers of the Company.

     Based on this examination, we advise you that in our opinion the Shares, or any portion of the Shares, have been duly authorized and when issued and sold by the Company in the manner described in the Registration Statement and after the Registration Statement has become effective, will be validly issued, fully paid and non-assessable.

     The foregoing opinion is limited to the federal laws of the United States and the laws of the State of Washington, and we express no opinion as to the effect of the laws of any other jurisdiction.

     We consent to the filing of this opinion as an Exhibit to the Registration Statement and to the reference in the Prospectus contained in the Registration Statement to this
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September 10, 1997
Page 2

firm under the caption "Legal Matters" as having passed upon the validity of the Shares. In giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations of the Securities and Exchange Commission enacted under the Act.

                                        Very truly yours,


                                        GORDON, THOMAS, HONEYWELL,

                                         MALANCA, PETERSON

                                          & DAHEIM, P.L.L.C.


                                        By:  /s/ J. James Gallagher
                                           ------------------------------------
                                             J. James Gallagher
JJG:jwh